EXHIBIT 10.8

IN THE UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF MISSISSIPPI

SOUTHERN DIVISION

JUST-RITE SUPPLY, INC.,

PLAINTIFF

a Florida corporation,

VERSUS

CASE NO.: 1:03CV214GuRo

DENNIS L. ROBERTSON, SR.,

DEFENDANTS

an individual, SUPERIOR BUILDING

SUPPLY, INC., a Mississippi corporation,

SHERRY BOUCHER, an individual,

BARBARA ROBERTSON, an individual,

B&R CONSTRUCTION, LLC, a Mississippi

limited liability company, ROBERTSON

PROPERTIES, LLC, a Mississippi limited

liability company, and A&R SUPPLY OF

MISSISSIPPI, INC., a Mississippi corporation,

Defendants.

_____________________________________/

STIPULATION TO FINAL JUDGMENT AND PERMANENT INJUNCTION,
SETTLEMENT AND RELEASE AGREEMENT

This Stipulation to Final Judgment and Permanent Injunction, Settlement and Release

Agreement (“Settlement Agreement”) is entered into as of this 27th  day of September, 2004 (the “Effective Date”), by and between Just-Rite Supply, Inc. (“Just-Rite”), a Florida corporation; Dennis L. Robertson, Sr. (“Denny Robertson”), an individual; Barbara Robertson, an individual; Superior Building Supply, Inc. (“Superior”), a Mississippi corporation; Sherry Boucher, an individual; Robertson Properties, LLP, (“Robertson Properties”), a Mississippi limited liability partnership; B&R Construction, LLC (“B&R Construction”), a Mississippi limited liability company; A&R Supply of Mississippi, Inc. (“A&R Supply”), a Mississippi corporation; and Ronald S. Johnson (“Johnson”), an individual, (collectively, the “Parties”).

WHEREAS, Just-Rite sought to increase its market presence on the Mississippi Gulf Coast by acquiring all of the tangible and intangible assets of A&R Supply, which at that time was owned in part by Denny Robertson and Ronald Johnson;

WHEREAS, Just-Rite, A&R Supply, Denny Robertson, and Ronald Johnson entered into an Asset Purchase Agreement dated June 5, 2000, (the “Asset Purchase Agreement”),  by which Just-Rite agreed to purchase A&R Supply as a going concern, together with its customer and vendor lists, contracts, interest in real property leases and advertising materials, for approximately $2.3 million;

WHEREAS, the single most important and unique value of Just-Rite’s investment, however, was in the goodwill associated with A&R Supply’s established customer, employee and vendor relationships, which totaled approximately $900,000 of the $2.3 million purchase price;

WHEREAS, in order to maintain these vital relationships with its customers and vendors, Just-Rite and Denny Robertson entered into an Employment Agreement dated May 1, 2000 (the “Employment Agreement”), by which Just-Rite agreed to employ Denny Robertson with a long term employment contract;

WHEREAS, to protect its investment, Just-Rite obtained non-compete covenants and agreements from A&R Supply and Denny Robertson in both the Asset Purchase Agreement and the Employment Agreement, which prohibited Denny Robertson from working, either directly or indirectly, for any competitor of Just-Rite;

WHEREAS, Just-Rite alleges that in early 2002, Denny Robertson, while in Just-Rite’s employ, on Just-Rite’s time, and using Just-Rite’s resources, formed Superior to compete directly against Just-Rite in violation of the non-compete agreements and restrictive covenants contained in both his Employment Agreement and the Asset Purchase Agreement;

WHEREAS, Just-Rite commenced an action in the United States District Court for the Southern District of Mississippi against Denny Robertson, Barbara Robertson, Sherry Boucher, Superior, Robertson Properties, B&R Construction and A&R Supply (“Defendants”) entitled Just-Rite Supply, Inc. v. Dennis L. Robertson, Sr., et al., Case No. 1:03CV214GRo (the “Action”);

WHEREAS, at the same time that it brought the Action, Just-Rite also filed its Motion for Temporary Restraining Order and Preliminary Injunction against Denny Robertson.

WHEREAS, following oral argument before the Court in March 2003, the parties agreed to submit a consent Injunction Order to the Court, which would enjoin Denny Robertson from directly or indirectly assisting any competitor of Just-Rite, including but not limited to Superior.

WHEREAS, on April 1, 2003, U.S. District Judge Bramlette entered the Injunction Order submitted by the parties;

WHEREAS, Just-Rite thereafter alleged that through discovery, it was able to determine that Superior was the “alter ego” of Denny Robertson, and that Denny Robertson continued to use Superior to compete against Just-Rite in violation of his restrictive covenants and the Injunction Order entered by Judge Bramlette in April of 2003;

WHEREAS, in December of 2003, Just-Rite brought a renewed Injunction Motion against Denny Robertson and Superior and for Sanctions against Denny Robertson;

WHEREAS, following oral argument on January 8, 2004, U.S. District Judge Gex entered an Order granting Just-Rite’s Renewed Injunction Motion against Denny Robertson.

WHEREAS, Judge Gex also granted Just-Rite’s Motion for Contempt and Sanctions against Defendant Denny Robertson and instructed Just-Rite to submit a recapitulation of the attorneys’ fees it expended in bringing its contempt and related motions before the Court;

WHEREAS, by Order dated August 31, 2004, the Court entered judgment in favor of Just-Rite against Denny Robertson in the amount of $43,829.01 as a result of being found in contempt;

WHEREAS, Just-Rite alleges that it has suffered damages in excess of $2,000,000 as a result of the unlawful actions of Defendants, which amount consists of nearly $900,000 in lost goodwill, $450,000 net losses from operations, $470,000 in lost profits, and more than $200,000 in attorneys’ fees and costs;

WHEREAS, A&R Supply filed a Counterclaim in the Action seeking damages from Just-Rite and for payment of the remaining principal balance of $128,172 on a promissory note from Just-Rite to A&R Supply as provided by the Asset Purchase Agreement (the “A&R Promissory Note”);

WHEREAS, A&R Supply filed a Crossclaim in the Action seeking damages from Denny Robertson as a result of his breach of the Asset Purchase Agreement;

WHEREAS, Ronald Johnson is a shareholder of A&R Supply and has asserted an interest in this litigation by virtue of his stock ownership in A&R Supply; and;

WHEREAS, the Parties to this Agreement desire to settle and compromise in good faith any and all claims between themselves that were asserted or that could have been asserted in the Action to avoid the expense, uncertainty and distraction created by litigation;

NOW, THEREFORE, in consideration of the recitations above and the mutual promises, covenants, rights and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereby agree to the following:

1.

Consent to Final Judgment and Permanent Injunction

The Parties, including without limitation Denny Robertson, Barbara Robertson and Sherry Boucher agree to the entry of the Final Judgment in the form attached hereto as Exhibit A.  Denny Robertson, Barbara Robertson and Sherry Boucher irrevocably and fully waive notice of entry of Final Judgment and Permanent Injunction, and understand and agree that violation of the Final Judgment and Permanent Injunction will expose them to all penalties provided by law, including for contempt of Court.

All Parties, including without limitation Denny Robertson, Barbara Robertson and Sherry Boucher irrevocably and fully waive any and all right to appeal the Final Judgment, to have it vacated or set aside, to seek or obtain a new trial thereon, or otherwise attack in any way, directly or collaterally, its validity or enforceability.

2.

Non-competition

In order to protect Just-Rite’s legitimate business interests, which include, but are not limited to, its trade secrets and/or confidential information, client contacts and/or client good will, Denny Robertson, Barbara Robertson and Sherry Boucher agree that, for a period of three (3) years beginning on the Effective Date of this Settlement Agreement, they will not, collectively or individually, work in any capacity in the building supply industry in the States of Florida, Georgia, Alabama, Mississippi and Louisiana, which are the same geographic areas in which Just-

Rite currently conducts business, during the next three years from the Effective Date of this Settlement Agreement.  Specifically, for a period of three (3) years beginning on the Effective Date of this Settlement Agreement, Denny Robertson, Barbara Robertson and Sherry Boucher agree that they will not:

(A)

be an employee, independent contractor, manager, agent, director, stockholder, owner, partner, consultant, financial backer, creditor, or be otherwise directly or indirectly connected with or participate in the employment, management, operation or control of any business, firm, proprietorship, corporation, partnership, association, entity or venture engaged in a business similar to Just-Rite’s business within the States of Florida, Georgia, Alabama, Mississippi and Louisiana;

(B)

contact, call upon, solicit business from, sell or render services in connection with the sale of building supplies to any customer of Just-Rite;

(C)

directly or indirectly employ or solicit the employment of any employee of Just-Rite; or

(D)

disclose, directly or indirectly, to any person, firm or entity, any confidential information about Just-Rite’s business.

If Just-Rite discovers that Denny Robertson, Barbara Robertson and/or Sherry Boucher are violating any of the provisions of this Paragraph and/or the Final Judgment attached hereto as Exhibit A, Just-Rite shall provide written notice of such alleged violation and the violator(s) shall immediately cease any actions that are in violation of this Settlement Agreement and terminate any relationships that are in violation of this Settlement Agreement. Should the violator(s) refuse or otherwise fail to immediately cease performing any actions that are in violation of this Paragraph and/or Final Judgment after receiving notice from Just-Rite, Just-Rite shall notify the Court, in writing, that the terms of this Settlement Agreement and the Final Judgment are not being complied with and request that the Court exercise its enforcement, contempt, sanction and any other powers against said violator(s) accordingly.

Denny Robertson, Barbara Robertson and Sherry Boucher further agree that the above-referenced restrictions are valid under all applicable laws, that the restriction is reasonable as to its time and area, and is necessary to protect the legitimate business interests of Just-Rite.

3.

Sale and Transfer of Assets

A.

Real Property

Robertson Properties, the title holder, shall sell, transfer and convey to Just-Rite the following four (4) parcels of real property and all fixtures and structures thereon (collectively the “Four Properties”), free and clear of all liens, encumbrances and/or mortgages of every kind except for those that Just-Rite expressly agrees to assume, as specifically set forth below (collectively the “Assumed Liens”)

Two of the Four Properties are also encumbered by deeds of trust in favor of Peoples Bank of Biloxi, Mississippi (“Peoples Bank”), which serve as accommodation collateral for loans by Peoples Bank to Superior.  One loan is secured by Superior’s inventory and is in the initial amount of $100,000.00 (“Superior’s Inventory Loan”).  The second loan is secured by Superior’s accounts receivables (“Superior’s A/R Loan”).  As of  September 1, 2004, the balance of Superior’s Inventory Loan was approximately $91,000 and Superior’s A/R Loan was approximately $69,000.   Superior’s Inventory Loan and Superior’s A/R Loan are not Assumed Liens but shall be paid and the deeds of trust satisfied as hereafter provided.

Simultaneous with the execution of this Settlement Agreement, Robertson Properties, Denny Robertson and/or Barbara Robertson shall execute and deliver to Just-Rite, or its assign, warranty deeds conveying the Four Properties.  Each party shall bear its own attorneys’ fees and expenses.  Just-Rite shall bear the expense of title examination, title insurance, document production, survey and termite inspection.  No real estate sales or broker’s fees shall be due as a result of these conveyances. Just-Rite shall rely on its own examination of title to the Four Properties performed in connection with this Settlement.

Real estate taxes on the Four Properties shall be assumed and paid by Just-Rite and shall constitute an Assumed Lien on each of the Four Properties.

B.

Consideration

Consideration for the purchases of the Four Properties includes Just-Rite’s release of its claims for damages and injuries as set forth in this Agreement; Just-Rite’s assumption or payoff of the Assumed Liens on the Four

Properties, including unpaid principal and accrued interest; and the other releases, covenants, conditions and obligations of the Parties herein.

C.

Four Properties:

(i)

17551 16th Street Property, Gulfport, MS (16,800 sq. ft. warehouse building (Legal description attached as Exhibit “B”) (the “17551 Gulfport Property”).

Robertson Properties and Denny Robertson expressly warrant that the 17551 Gulfport Property is encumbered by the following:

(a)

A first deed of trust recorded February 18, 2003, in favor of SouthTrust Bank securing a loan in the initial principal amount of $404,312.50, which has as of August 20, 2004 a balance due of $383,766.16 (the “First SouthTrust Loan”) and is an Assumed Lien. Robertson Properties, Barbara Robertson and Denny Robertson further warrant that the First SouthTrust Loan is current and not in default.

(b)

A deed of trust recorded October 2, 2003, in the initial principal amount of $49,929.01 in favor of Bancorp South Bank to secure a loan to Denny and Barbara Robertson’s daughter, Marcie Carbajo. This lien is not an Assumed Lien.  Robertson Properties, Barbara Robertson and Denny Robertson hereby represent and warrant that they have taken all actions that are necessary to satisfy this loan and obtain a recorded release of this deed of trust.  At the time of this Agreement they will provide to Just-Rite a copy of the executed and recorded satisfaction of mortgage from Bancorp South Bank.

(ii)

17560 16th Street, Gulfport, MS (12,000 sq. ft. warehouse building) (Legal description attached as Exhibit “C”) (the “17560 Gulfport Property”).

Robertson Properties and Denny Robertson expressly warrant that the property located at 17560 Gulfport Property is encumbered by the following:

(a)

A first deed of trust recorded April 11, 2002, in favor of Peoples Banks to serve as accommodation collateral for Superior’s Inventory Loan and Superior’s A/R Loan.

(b)

A second deed of trust in favor of SouthTrust Bank securing a loan in the initial principal amount of approximately $375,000.00, which as of August 20, 2004, had a principal balance of $347,399.83 (the “Second SouthTrust Loan”) and is an Assumed Lien.  Robertson Properties, Denny Robertson, and Barbara Robertson warrant that this deed of trust is current and not in default.

(iii)

10 acres of land on Canal Road, Gulfport, MS (Legal Description attached as Exhibit “D”) (the “Canal Road Property”).

Robertson Properties and Denny Robertson expressly warrant that the Canal Road Property is encumbered only by a deed of trust securing the Second SouthTrust Loan.

(iv)

1502 Railroad Avenue, Pascagoula, MS (Legal description attached as Exhibit “E”) (the “Pascagoula Property”).

Robertson Properties, Barbara Robertson and Denny Robertson expressly warrant that the Pascagoula Property is encumbered by the following:

(a)

A first deed of trust from Robertson Properties to Peoples Bank as an accommodation to secure Superior’s Inventory Loan and Superior’s A/R Loan.

(b)

A second deed of trust from Robertson Properties to Peoples Bank recorded June 10, 2002, which secures a loan in the initial principal amount of $131,749.50 for the purchase of the 2002 Volvo Boom Truck.

(c)

A third deed of trust from Robertson Properties to SouthTrust Bank securing the Second SouthTrust Loan, which is third in priority of filing.

(v)

No Other Encumbrances:

Robertson Properties, Barbara Robertson and Denny Robertson expressly warrant that there are no other liens, mortgages or encumbrances on the Four Properties, other than those specifically described above and ad valorem taxes.

(vi)

Insurance

Robertson Properties, Denny Robertson and Barbara Robertson expressly warrant that each of the Four Properties and the improvements thereon are and shall remain insured against casualty at replacement value up to and including the date the Four Properties are conveyed to Just-Rite.  In the event there is a casualty or loss of any of the Four Properties prior to the date hereof, any and all insurance proceeds will be either used to rebuild or repair the premises or will apply against the SouthTrust Loan for which the property serves as collateral, at Just-Rite’s option.  Robertson Properties, Denny Robertson, and Barbara Robertson shall cooperate with Just-Rite to assure that any insurance proceeds are applied as Just-Rite designates, to the extent permitted by the insurance coverage.

4.

Satisfaction of Superior’s Inventory and Accounts Receivable Loans

(i)

As additional consideration for this settlement, and the acquisition of the Four Properties, Just-Rite shall pay to Peoples Bank on behalf of Robertson Properties the sum of Thirty-Five Thousand Dollars ($35,000.00), which shall be applied by Peoples Bank on Superior’s Inventory Loan.  This payment is contingent upon Peoples Bank’s release of its accommodation deed of trust on the 17560 Gulfport Property.

(ii)

Superior, Barbara Robertson and Denny Robertson shall fully cooperate with Peoples Bank in and not oppose the foreclosure and sale of Superior’s remaining inventory. All proceeds of such sale shall be used to pay Superior’s Inventory Loan and to satisfy Peoples Bank’s accommodation deeds of trust on the Four Properties, as applicable.

(iii)

Superior, Barbara Robertson and Denny Robertson agree and warrant that they, and each of them, shall promptly and in good faith take all actions and make every efforts necessary to collect Superior’s outstanding accounts receivable and immediately pay, upon final execution of this Settlement Agreement, all  proceeds of such collections to Peoples Bank in satisfaction of Superior’s A/R Loan and thereby obtain a release of Peoples Bank’s accommodation deeds of trust on the Four Properties, as applicable.  Upon execution of the Settlement Agreement, Superior, Barbara Robertson, and Denny Robertson shall pay not less than $30,000 to Peoples Bank, which is the full amount of all Superior’s accounts receivable collected since Superior terminated operations.  Superior, Barbara Robertson and Denny Robertson agree to fully cooperate with Peoples Bank and Just-Rite in the collection and payment to Peoples bank of Superior’s accounts receivable, including but not limited to providing periodic reports on collection activities and aged A/R.  If any account is not collected within 90 days of the date it was originally due, Barbara Robertson and Denny Robertson agree to institute suit in Superior’s name and diligently pursue such suit to conclusion to collect such past due amounts.  Barbara Robertson and Denny Robertson agree, jointly and severally, that they will pay and satisfy Superior’s A/R Loan and obtain a release of the Peoples Bank deeds of trust on the Four Properties that secure the loan in the event the collections of Superior’s accounts receivable are insufficient to pay the loan.

5.

Purchase of Certain Vehicles

As further inducement for Just-Rite to accept the terms of and enter into this Settlement Agreement, Superior and/or Robertson Properties shall simultaneously sell the following assets to Just-Rite by proper bill of sale and certificate of transfer of title:

(i)

2003 Sterling Boom Truck – VIN 2FZHAZCVO4AM1633, title to which is held by Robertson  Properties and which is subject to a lien to Peoples Bank for the purchase of the vehicle (the “Sterling Truck Loan”). As of August 20, 2004, the Sterling Truck Loan had an outstanding balance of  approximately $100,000.

(ii)

2002 Volvo Boom Truck – VIN 4V5KC9GF72N332215, title to which is held by Superior and which is subject to a lien to Peoples Banks to secure the purchase of the vehicle (the “Volvo Truck Loan”).  As of August 20, 2004, Volvo Truck Loan had an outstanding balance of  approximately $85,000.

The Sterling Boom Truck and the Volvo Boom Truck are referred to individually as a “Boom Truck” and collectively as the “Boom Trucks.”

The purchase price of each Boom Truck shall be the amount required to pay the outstanding balance of the promissory note in favor of People’s Bank on that Boom Truck, which purchase price shall be paid directly to Peoples Bank to satisfy its lien.  Robertson Properties and Superior further warrant that the Sterling Truck Loan and the Volvo Truck Loan  are not in default and will remain current up until the time that Just-Rite purchases and takes possession of the Boom Trucks, and that the Boom Trucks will remain and be in good operating condition at the time of purchase.  Robertson Properties and Superior agree to cooperate with Just-Rite to keep insurance on the Boom Trucks at Just-Rite’s expense until the time that Just-Rite purchases them.  Subject to Just-Rite’s payment of the Sterling Truck Loan and the Volvo Truck Loan, Superior, Robertson Properties, Barbara Robertson, and Denny Robertson shall convey the Boom Trucks to Just-Rite free and clear of all liens and encumbrances and shall obtain release of any deed of trust on the Four Properties that secure the Sterling Truck Loan and the Volvo Truck Loan.

6.

Release of A&R Supply’s Claims

Upon the full execution of this Agreement, Just-Rite shall pay to A&R Supply, which shall in turn immediately pay to Ronald Johnson, the sum of Ten thousand and no/100 Dollars ($10,000.00), which sum shall be in full and final payment, settlement and compromise of any and all claims that A&R Supply, Ronald Johnson or Denny Robertson has or may have against Just-Rite, its employees, officers, directors, agents, or affiliates shall have as a result of any obligation arising out of or resulting from the Asset Purchase Agreement, including the A&R Promissory Note.  Upon such payment by Just-Rite, A&R Supply, Denny Robertson and Ronald Johnson shall mark the A&R Promissory Note “paid in full,” shall sign the face of the A&R Promissory Note to indicate that it has be paid and satisfied, and shall deliver the original note to Just-Rite.

7.

Release of Settling Defendants by Just-Rite

For and in consideration of the simultaneous, mutual and reciprocal releases exchanged by the Parties and contained within this Settlement Agreement, the mutual promises and  covenants of the Parties hereto in reaching a settlement of the disputes between them, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Just-Rite does hereby remise, release and forever discharge and, by these presents, does for its heirs, executors, assigns, administrators, remise, release and forever discharge Denny Robertson, Barbara Robertson, Superior, Sherry Boucher, Robertson Properties, B&R Construction, A&R Supply, and Ronald Johnson (collectively the “Settling Defendants”), any of their predecessors, successors, or assigns, and their respective past or present officers, directors, agents, servants, employees, attorneys or representatives in their official and individual capacities, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, under federal and state constitutions, statutes, laws, ordinances or regulations, or under common law, whether known or unknown, foreseen or unforeseen, which Just-Rite has, may have, or has had relating to, or arising from, the acts, omissions to act, events, transactions, statements or other subject matter giving rise to the Action, including any counterclaims, setoffs, or crossclaims Just-Rite may have asserted in the Action, excepting however, any and all obligations that the Settling Defendants owe to Just-Rite under this Settlement Agreement.

8.

Release of Just-Rite by Settling Defendants

For and in consideration of the simultaneous, mutual and reciprocal releases exchanged by the Parties and contained within this Settlement Agreement, the mutual promises and  covenants of the Parties hereto in reaching a settlement of the disputes between them, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Settling Defendants, and each of them, do hereby remise, release and forever discharge and, by these presents, do for their heirs, executors, assigns, administrators, remise, release and forever discharge Just-Rite, any of its predecessors, successors, assigns, parents, subsidiaries, subdivisions, affiliated or related entities, and its respective past or present officers, directors, agents, servants, employees, attorneys or representatives in their official and individual capacities, from any and all actions, causes of action, suits, debts, notes, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, under federal and state constitutions, statutes, laws, ordinances or regulations, or under common law, whether known or unknown, foreseen or unforeseen, which the Settling Defendants have, may have, or have had relating to, or arising from, the acts, omissions to act, events, transactions, statements or other subject matter giving rise to the Action, including any counterclaims, setoffs, or cross-claims Settling Defendants may have asserted in the Action, excepting however, any and all obligations that Just-Rite owes to Settling Defendants under this Settlement Agreement.

9.

Indemnification

Notwithstanding any provisions to the contrary in this Settlement Agreement, Superior, but not its principals, officers, directors or shareholders, hereby agrees to indemnify, reimburse and hold Just-Rite harmless from any and all claims that may be asserted by any individuals and/or entities related to the subject matter of this Agreement, including but not limited to any creditors, lien holders, trustees in bankruptcy, etc., of the Defendants.  Should Just-Rite be forced to defend against any such claims, Superior , but not its principals, officers, directors or shareholders, agrees to pay the costs and attorneys’ fees incurred by Just-Rite as a result thereof.

10.

Cross Release of Settling Defendants

For and in consideration of the simultaneous, mutual and reciprocal releases exchanged by the Parties and contained within this Settlement Agreement, the mutual promises and  covenants of the Parties hereto in reaching a settlement of the disputes between them, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Settling Defendants, and each of them, do hereby remise, release and forever discharge and, by these presents, do for their heirs, executors, assigns, administrators, remise, release and forever discharge each other, any of their predecessors, successors, assigns, parents, subsidiaries, subdivisions, affiliated or related entities, and their respective past or present officers, directors, agents, servants, employees, attorneys or representatives in their official and individual capacities, from any and all actions, causes of action, suits, debts, notes, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, under federal and state constitutions, statutes, laws, ordinances or regulations, or under common law, whether known or unknown, foreseen or unforeseen, which the Settling Defendants have, may have, or have had relating to, or arising from, the acts, omissions to act, events, transactions, statements or other subject matter giving rise to the Asset Purchase Agreement, the A&R Promissory Note, and the Action, including any counterclaims, setoffs, or cross-claims Settling Defendants may have asserted in the Action, excepting however, any and all obligations among the Settling Defendants under this Settlement Agreement.

11.

Bankruptcy

The Settling Defendants each represent and warrant that he/she/it has not filed any voluntary  bankruptcy and that none of them have received any notice, either formal or informal, that they are subject to an involuntary bankruptcy proceeding.  If, after receipt of any payment or transfer of property from any of the Settling Defendants pursuant to this Settlement Agreement, Just-Rite is compelled to surrender such payment or transfer, or any portion thereof, to any person or entity, including but not limited to a bankruptcy trustee, creditor or lien holder, for any reason (including without limitation a determination that such payment is void or voidable as a preference or fraudulent conveyance or as an impermissible setoff), then Superior, but not its principals, officers, directors or shareholders, shall be liable for and shall indemnify, defend and hold Just-Rite harmless with respect to the full amount so surrendered including any fees and costs incurred by Just-Rite in connection therewith, and, despite any contrary language contained in the Settlement Agreement, Just-Rite will be entitled to assert and shall receive upon said surrender a valid and approved claim against the bankruptcy or receivership estate for the full amount of the surrender plus costs and fees incurred by Just-Rite in connection with said surrender.  Additionally Just-Rite will be entitled to assert a claim against Superior, but not its principals, officers, directors or shareholders, or the bankruptcy or receivership estates of Superior for the full amount of Just-Rite's claims in the Action as more specifically described in this Settlement Agreement. The foregoing shall not waive, release or limit any rights that Just-Rite may have as to any of the other Settling Defendants arising under this Settlement Agreement.

12.

Dismissal of Action

The Parties agree that upon execution of this Settlement Agreement, the entry of the Final Judgment as set forth in Paragraph 1, and after each and every provision of paragraphs 3, 4 and 5 have been completed, the Parties shall execute a Joint Stipulation for Dismissal with prejudice (subject to the entry and terms and conditions of the Final Judgment) of all claims by and between Just-Rite and the Settling Defendants.  The Parties shall bear their own attorneys’ fees and costs associated with the Action and the drafting and preparation of this Settlement Agreement, except as otherwise provided in this Agreement.  Just-Rite will file the Joint Stipulation for Dismissal with the Court.

13.

Severability

If any provision, paragraph or subparagraph of this Settlement Agreement is determined by a court or other adjudicatory authority to be void, invalid, illegal, unconscionable or unenforceable, in whole or in part, this adjudication shall not affect the validity of any other provision in this Settlement Agreement.  Each provision, paragraph, and subparagraph, and constitutes a separate and distinct covenant.

14.

Governing Law

This Settlement Agreement and the enforceability thereof shall be governed by and construed in accordance with the laws of the State of Mississippi (without regard to Mississippi’s conflicts of law principles).  The language of all parts of this Agreement will in all cases be construed as a whole in accordance with its fair meaning and not strictly for or against any party hereto.

15.

Waiver

If any party to this Settlement Agreement shall waive any breach of any provision of this Settlement Agreement, no party shall be deemed to have waived any preceding or succeeding breach of the same or any other provisions of this Settlement Agreement.

16.

Authority to Bind

The Parties each represent and warrant that any and all necessary actions to approve and authorize the execution of this Agreement by them have been duly taken and properly recorded and that this Agreement shall be enforceable by its terms.

17.

Voluntary Execution

The Parties represent and warrant to each other party that they have thoroughly discussed this Settlement Agreement with counsel; that all terms are understood; and that the execution of this document is completely voluntary.

18.

Notice

In the event that any party hereto chooses to, or is required to, provide notice to or deliver documents to any other party hereto relating to any provision of this Settlement Agreement, such notice shall be sent to the following individuals unless otherwise specified in this Agreement:

On behalf of Just-Rite Supply, Inc.:

Howard Ehler, Jr.

Imperial Industries, Inc.

1259 N.W. 21st Street

Pompano Beach, Florida, 33069

with a copy to:

Todd R. Legon, Esq.

Wallace, Bauman, Legon, Fodiman,

Ponce & Shannon, P.A.

1111 Brickell Avenue, Suite 2150

Miami, Florida, 33131

On behalf of Superior Building Supply:

c/o Barbara Robertson

2303 Rue Maison

Biloxi, Mississippi 39532

with a copy to:

Scott Gibson, Esq.

Grissom & Gibson

Post Office Box 208

Gulfport, Mississippi 39502-0208

On behalf of Robertson Properties, LLP:

c/o Dennis and Barbara Robertson

2303 Rue Maison

Biloxi, Mississippi 39532

with a copy to:

Scott Gibson, Esq.

Grissom & Gibson

Post Office Box 208

Gulfport, Mississippi 39502-0208

Bobby G. O’Barr, Esq.

Post Office Box 541

Biloxi, Mississippi 39533

Stanton J. Fountain, Jr., Esq.

Post Office Box 817

Biloxi, Mississippi 39533

On behalf of B&R Construction, LLC:

c/o Barbara Robertson and

Christopher Boucher

2259 Rosewood Lane

Biloxi, Mississippi 39532

with a copy to:

Scott Gibson, Esq.

Grissom & Gibson

Post Office Box 208

Gulfport, Mississippi 39502-0208

On behalf of A&R Supply of Mississippi, Inc.:

c/o Ronald Johnson

A & R Supply of Mississippi, Inc.

212 Newberry Street

Cantonment, Florida 32533

with a copy to:

Hank Ros, Esq.

Watkins Ludlam

Post Office Drawer 160

Gulfport, Mississippi 39502

On behalf of Dennis L. Robertson, Sr.:

Dennis L. Robertson, Sr.

2303 Rue Maison

Biloxi, Mississippi 39532

On behalf of Barbara Robertson:

Barbara Robertson

2303 Rue Maison

Biloxi, Mississippi 39532

On behalf of Sherry Boucher:

Sherry Boucher

2259 Rosewood Lane

Biloxi, Mississippi 39532

On behalf of Ronald Johnson:

c/o A & R Supply of Mississippi, Inc.

212 Newberry Street

Cantonment, Florida 32533

19.

Entire Agreement

The Parties hereto declare, warrant, and represent that no promise, statement, representation, inducement, or agreement not herein expressed has been relied upon as a basis for entering into this Settlement Agreement or agreeing to any of the terms hereof; that this document embodies and sets forth the entire agreement among the Parties relating to the subject matter hereof; and that this document merges and supersedes all prior discussions, agreements, understandings, representations, conditions, warranties, covenants, and all other communications between the Parties relating to the subject matter hereof.

20.

Materiality

Each recital hereof is a material part of this Settlement Agreement and is a material inducement to the parties entering into this Settlement Agreement.

21.

Headings

The headings included within this Agreement are not intended to have any substantive effect, and shall not be considered when interpreting the terms of this Agreement.

22

No Oral Modification

This Settlement Agreement may be amended only by a writing signed by each of the parties hereto.  No purported oral modification or waiver of all or any part hereof shall be of any force or effect.

23.

Counterparts

This Settlement Agreement may be executed in separate counterparts, all of which together shall constitute the agreement of the parties.  The parties may also rely on faxed copies of signature pages.

24.

Due Authorization

Each party to this Agreement hereby represents and warrants that he or she has full authority in his or her individual or representative capacity, after having obtained all such authorization as may be required and after having obtained advice of counsel and any other advice as he or she may desire or need to execute this Settlement Agreement and all other documents and to take all such other actions as may be necessary or desirable to consummate this Settlement Agreement.  Upon request, a party shall furnish reasonable corporate authorizations and resolutions and appropriate incumbency certificates.

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Witness our signatures effective the date set forth above.

JUST-RITE SUPPLY, INC.

By:

/s/ Howard L. Ehler, Jr

/s/ Dennis L. Robertson, Sr.

Howard Ehler, Vice President

DENNIS L. ROBERTSON, SR.

SUPERIOR BUILDING SUPPLY, INC.

By:

/s/ Barbara Robertson

/s/ Barbara Robertson

BARBARA ROBERTSON

ROBERTSON PROPERTIES, LLP

By:

/s/ Dennis L. Robertson

By:

/s/ Barbara Robertson

/s/ Sherry Boucher

SHERRY BOUCHER

B&R CONSTRUCTION, LLC

By:

/s/ Dennis L. Robertson

By:

/s/ Chris Boucher

/s/ Ronald A. Johnson

RONALD A. JOHNSON

A&R SUPPLY OF MISSISSIPPI, INC.

By:

/s/ Dennis L. Robertson